Exhibit 23.4

CONSENT OF QUALIFIED THIRD-PARTY FIRM

NEWFIELDS MINING DESIGN & TECHNICAL SERVICES, LLC

September 17, 2026

Re: Post-Effective Amendment to the Registration Statement on Form F-1 (File No. 333- 295580) (the “Form F-1”) of Guardian Metal Resources PLC (the “Company”)

NewFields Mining Design & Technical Services, LLC consents to:

•	the public filing, incorporation by reference and use of the technical report titled “S-K 1300 Technical Report Summary Pre-Feasibility Study – Individual Disclosure Pilot Mountain Tungsten” (the “Technical Report Summary”), with an effective date of June 30, 2026 and a report date of August 21, 2026, prepared by us and in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as an exhibit to and/or referenced in the Form F-1 being filed by the Company with the SEC, and any amendments thereto;
•	the use of and reference to our company name in the Form F-1, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form F-1 and the Technical Report Summary; and
•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form F-1 and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that were prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form F-1.

We are the qualified person responsible for authoring, and this consent pertains to Sections 15.8, 18.1.8, and information related to areas of responsibility for Sections 1, 2, 22, 23, 24 and 25 of the Technical Report Summary. We certify that we have read the Form F-1 and that the Form F-1 fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

/s/ Adrien K. Butler
Adrien K. Butler
Senior Project Manager, Partner

NewFields Mining Design & Technical Services, LLC
9540 Maroon Circle, Ste. 300
Englewood, CO 80112
720.508.3300